                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements of our report dated March 17, 2009, relating to the financial statements and financial statement schedules of Allstate Life Insurance Company (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for uncertainty in income taxes and accounting for deferred acquisition costs associated with internal replacements in 2007), appearing in this Annual Report on Form 10-K of Allstate Life Insurance Company for the year ended December 31, 2008.

    FORM S-3 REGISTRATION STATEMENT NOS.         FORM N-4 REGISTRATION STATEMENT NOS.
    ------------------------------------         ------------------------------------
                 333-100068                                   333-102934
                 333-112249                                   333-114560
                 333-119706                                   333-114561
                 333-121739                                   333-114562
                 333-121742                                   333-121687
                 333-121745                                   333-121691
                 333-121812                                   333-121692
                 333-125937                                   333-121693
                 333-129157                                   333-121695
                 333-143541                                   333-121697
                 333-150286
                 333-150577
                 333-150583
                 333-156064
                 333-157311
                 333-157314
                 333-157318
                 333-157319
                 333-157320
                 333-157331
                 333-157333
                 333-157334

/s/ Deloitte & Touche LLP

Chicago, Illinois
March 17, 2009